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                                                                    EXHIBIT 10.7

                            MASTER GROUP CONTRACT FOR
                        CLAIMS AND ADMINISTRATIVE SERVICE

                                     BETWEEN

                             DENTAL CARE PLUS, INC.

                                       AND

                                        .

      This Contract is entered into as of this_____ day of ____ , by and between DENTAL CARE PLUS, INC. ("Dental Care Plus") with its principal place of business at 100 Crowne Point Place, Cincinnati, Ohio 45241, and _________ ("Employer") with its principal place of business at ____ to provide administrative functions and claims services for dental care benefits through the Dental Care Plus prepaid dental plan to eligible employees and their dependents.

      Wherever in this Agreement reference is made to the term "Plan", it shall mean the benefits for the Employer's employees and their dependents as set forth in Appendix A.

                                    RECITALS

      WHEREAS, Employer maintains a self-insured dental plan ("Plan") to provide for certain dental services for certain eligible employees and their dependents on a prepaid basis;

      WHEREAS, Dental Care Plus provides claims payment and other administrative services to sponsors of self-insured dental plans;

      WHEREAS, Dental Care Plus has signed participation agreements with dentists in the Greater Cincinnati area to provide dental care at a contracted fee rate for users of the Plan; and

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      WHEREAS, Employer wishes to enter into a contract with Dental Care Plus whereby Dental Care Plus agrees to administer claims submitted under Employer's Plan.

      NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the parties hereby agree as follows:

                                    ARTICLE I

                Responsibilities of Dental Care Plus with Respect
                          to Administration of the Plan

         1.01 Dental Care Plus will provide and maintain suitable facilities and services for the performance of its responsibilities under this contract.

         1.02 Dental Care Plus will prepare a monthly administration fee invoice on approximately the fifteenth (15th) day of each month (or if the 15th falls on a weekend or holiday, the previous business day) and transmit the invoice to Employer.

         1.03 Dental Care Plus will verify the eligibility of participants under the Plan based on information provided by Employer and determine the validity of claims submitted by Plan participants, making appropriate investigations as may be necessary.

         1.04 Dental Care Plus will pay eligible claims in accordance with the terms of Plan. A copy of claims information will be furnished to Employer on request. Dental Care Plus will process claims payment checks, check write, for covered services every two weeks.

         1.05 Dental Care Plus will notify Employer regarding any submitted claims which are questioned under Dental Care Plus' interpretation of the Plan, and refer such claims to Employer for handling under the claims procedures of the Plan. Dental Care Plus will take appropriate action on such claims per Employer's instructions following such referral.

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         1.06 If any payment is made hereunder to an ineligible person, for a non-covered service, or if it is determined that an amount has been paid in error by Dental Care Plus, Dental Care Plus will attempt to recover or adjust such payment. Dental Care Plus will not be required to initiate court proceedings to effect any such adjustment. If Dental Care Plus is unsuccessful in making such adjustment, it shall so notify Employer and Employer may take such adjustment actions as may be available.

         1.07 Dental Care Plus will provide a standard claims form for use by Plan providers and such other forms which are necessary for Dental Care Plus to perform its claims administration duties.

         1.08 Dental Care Plus will report to Employer matters of general interest with respect to administration of the Plan, problems of a recurring nature, utilization review information, suspected misuses of benefits, and will provide advice as to more effective methods of administering the Plan.

         1.09 Dental Care Plus shall maintain such files and records pertaining to claims and performance of its services as is ordinary and required by Employer.

         1.10 Dental Care Plus will perform any other administrative functions incidental to the proper and business-like execution of the claims service function as may be required and agreed to between Employer and Dental Care Plus.

         1.11 Dental Care Plus may seek the services of one or more persons or entities to render advice with regard to any responsibility it has under this Contract. Dental Care Plus will be responsible for costs associated with such services.

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                                   ARTICLE II

                          Responsibilities of Employer

         2.01 Employer will make the final decision on any disputed or questionable claim referred to Employer by Dental Care Plus as specified in
Section 1.05 above, and communicate the final decision on such claim to Dental Care Plus.

         2.02 Employer will pay Dental Care Plus the monthly administration fee per Plan participant, as specified in Addendum A of the Master Group Contract and as thereafter modified by agreement of the parties.

         2.03 Employer will fund the Paid Claim Expenses invoiced every two weeks as specified in Addendum A of the Master Group Contract and as thereafter modified by agreement of the Parties. Dental Care Plus will send a Claim Expense Backup Report to Employer every two weeks following each Check Write.

         2.04 Employer will make such payments agreed to in Sections 2.02 and
2.03 regardless of any arrangement of Employer to receive from, or otherwise charge to, its enrolled employees, all or any part of such fees.

         2.05 Employer will notify each employee of his or her eligibility to participate in the Plan, and the procedures for enrollment in the Plan. Employer will conduct enrollment as provided in the Plan and submit to Dental Care Plus the completed enrollment forms.

         2.06 Employer agrees to keep such records and furnish to Dental Care Plus such applications, notices, or periodic reports as may reasonably be required by Dental Care Plus for the purpose of verifying enrollment of participants, processing terminations of coverage, effecting changes in participants' coverage options under the Plan by reason of a change in marital or family status, determining the fees payable by Employer under this Contract, and for any other purpose reasonably related to the carrying out of the terms of this Contract.

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         2.07 Employer will, at its own expense and utilizing its own claims and auditor staff, have the right to periodically audit the files and records of Dental Care Plus which relate to the duties performed under the terms of this Contract.

         2.08 It is understood that the legal and tax status of the Plan under applicable law is a matter of determination by the Employer, and not by Dental Care Plus. It is further understood that Dental Care Plus is neither the Administrator, nor a named Fiduciary of the Plan, as defined under the Employee Retirement Income Security Act of 1974 (P.L. 93-406).

                                   ARTICLE III

               Indemnification and Limitation on Payment of Claims

         3.01 Employer agrees to indemnify Dental Care Plus and hold Dental Care Plus harmless against any and all loss, damage, and expense, including court costs and reasonable attorney's fees, demands or lawsuits resulting from or arising out of claims, demands or lawsuits brought against Dental Care Plus to recover benefits under the Plan or other arrangements within the scope of this Contract.

         3.02 Paragraph 3.01 of this Article III (above) shall not apply to claims, losses or damages arising from the negligent or intentional actions of Dental Care Plus, its agents, officers and employees.

         3.03 In the event that Employer defaults on the terms of this contract and no longer pays Dental Care Plus as agreed to under the terms of this Contract, Dental Care Plus will notify the dentists who have signed participating dentist agreements and Plan participants. Dental Care Plus assumes no responsibility nor liability to pay claims for covered services in the event Employer has failed to pay Dental Care Plus under the terms of this contract.

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                                   ARTICLE IV

                             Participating Dentists

         4.01 Dental Care Plus agrees that the Plan participants are entitled to the services covered by the Plan and coordination of dental care services from dentists who have signed participating dentist agreements. Dental Care Plus will coordinate and arrange for the delivery of dental care services to Plan participants by Participating Dentist.

         4.02 Dental Care Plus will provide a list of dentists who have signed participating dentist agreements to Plan participants.

         4.03 All participating dentists are licensed to practice dentistry pursuant to Ohio and Kentucky laws. All participating dentists are independent contractors.

                                    ARTICLE V

                             Effective Date and Term

         5.01 The Effective Date of this Contract and the renewal date shall be the date designated in the Application for Master Group Contract.

         5.02 The term of this Contract shall be for a period of one (1) year commencing on the Effective Date and, unless terminated sooner as provided herein, shall be automatically renewed for a one (1) year period beginning on the anniversary date of this Contract; provided, however, Dental Care Plus or Employer may terminate this Contract without cause at any time by giving sixty
(60) days prior written notice of termination to the other party.

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         5.03 In addition to the right of termination provided in Section 5.02, this Contract may be terminated for the following causes and in the following manner:

         (A) If Employer fails to pay any amounts payable to Dental Care Plus under this Contract, Dental Care Plus may terminate this Contract, without notice, effective at the expiration of the last period for which Employer paid under the provisions of the Contract. Acceptance of a delinquent payment by Dental Care Plus shall not be deemed a waiver of this provision for termination in the event of any future failure of Employer to make timely payment under the Contract.

         5.04 Dental Care Plus reserves the right to change the benefits, terms and conditions thereof provided under this Contract by giving Employer not less than sixty (60) days notice prior to the annual automatic renewal date.

                                   ARTICLE VI

                                  Miscellaneous

         6.01 All notices or demands under this Contract, shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered mail, postage prepaid, and addressed in a manner consistent with the Application for Master Group Contract.

         6.02 This Contract and the Exhibits hereto constitute the entire agreement between parties.

         6.03 Plan participants shall have only the rights and benefits, subject to the terms and conditions, set forth in the Plan.

         6.04 This Contract shall be governed by and construed in accordance with the laws of the State of Ohio.

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         6.05 This Contract shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns. The rights and obligations of either party hereunder shall not be assigned without consent of the other party.

         6.06 The headings of the various sections have been inserted for convenience of reference only and do not constitute a part of the Contract.

         6.07 In the event any of the provisions contained in this Contract shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision and this Contract shall be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first-mentioned above.

DENTAL CARE PLUS, INC.                              EMPLOYER

By:                                     By:
    _____________________________           ________________________________

Date:                                   Date:
      ___________________________             ______________________________

Title:                                  Title:
       __________________________              _____________________________

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